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                                                                     EXHIBIT 5.1


                                   May 5, 1999


Navistar International Corporation
455 North Cityfront Plaza Drive
Chicago, IL 60611

                   Re: Navistar International Corporation
                       Form S-8 Registration Statement
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Ladies and Gentlemen:

     I have acted as General Counsel to Navistar International Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to 6,000,000 shares (the "Shares") of its Common Stock, par value $.10 per share, with associated rights, to be issued and sold by the Company under a Form S-8 Registration Statement, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be issued upon the exercise of awards granted under the Company's 1994 Performance Incentive Plan, 1998 Interim Stock Plan, and 1998 Supplemental Stock Plan (collectively, the "Plans").

     In that connection, I have examined such corporate proceedings, documents, records and matters of law as I have deemed necessary to enable me to render this opinion.

     For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of all documents submitted to me as copies. I have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, I have relied upon the statements and representations of officers and other representatives of the Company and others. For purposes of numbered paragraph 1, I have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates.

     The opinion expressed below is subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of any laws except the internal laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, I hereby advise you that in my opinion:

     (1) The Company is a corporation existing and in good standing under the laws of the State of Delaware.

     (2) The Shares are duly authorized and reserved for issuance under the applicable Plan, and, when (i) the Registration Statement becomes effective under the Act, (ii) the Shares have been duly executed and delivered on behalf of the Company countersigned by the Company's transfer agent/registrar and (iii) the Shares are issued in accordance with the terms of the applicable Plan upon receipt of the consideration to be paid therefor of at least $0.10 per share, the Shares will be validly issued, fully paid and nonassessable.


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     I hereby  consent  to the filing of this  opinion  with the  Commission  as
Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This
opinion  and  consent  may  be   incorporated   by  reference  in  a  subsequent
registration statement on Form S-8 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities issuable under the Plans.

     I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the present laws of the State of Illinois, the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.

                                   Very truly yours,

                                   /s/ Robert A. Boardman

                                   Robert A. Boardman,
                                   General Counsel


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